Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated February 25, 2021, relating to the financial statements of SI Securities, LLC as of and for the year ended December 31, 2020. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ Mazars USA LLP
New York, New York
August 6, 2021